Exhibit 15.3

CONSENT OF JINGTIAN & GONGCHENG

Date: July 31, 2025

LakeShore Biopharma Co., Ltd
Building No. 2. 38 Yongda Road

Daxing Biomedical Industry Park

Daxing District. Beijing, PRC, 102629

Dear Sir/Madam:

We hereby consent to the reference to our firm and the summary of our opinion under the headings, “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” and “Item 10. Additional Information—E. Taxation—PRC Taxation” in LakeShore Biopharma Co., Ltd’s Annual Report on Form 20-F for the year ended March 31, 2025 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2025. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ Jingtian & Gongcheng

Jingtian & Gongcheng